UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2021 (November 9, 2021)

Stone Point Credit Corporation
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	814-01375	85-3149929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Horseneck Lane
Greenwich, Connecticut 06830
(Address of Principal Executive Offices, Zip Code)

(203) 862-2900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.07. Submission of Matters to a Vote of Security Holders
On November 9, 2021, Stone Point Credit Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved two proposals by the requisite vote. The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 12,951,681 shares of common stock outstanding on the record date, September 20, 2021. Of the eligible shares of common stock to be voted, 7,671,367 were represented at the Annual Meeting, either in person or by proxy, constituting a quorum. The final voting results from the Annual Meeting were as follows:
Proposal 1. To re-elect Jennifer J. Burleigh as a Class I director of the Company, for a three-year term expiring at the 2024 annual meeting of stockholders and until Ms. Burleigh’s successor is duly elected and qualified.

Name	Votes For	Votes Against	Abstentions
Jennifer M. Burleigh	7,671,367	0	0

Proposal 2. To ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Votes For	Votes Against	Abstentions
7,671,367	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stone Point Credit Corporation

Dated: November 12, 2021	By:	/s/ Gene Basov
	Name:	Gene Basov
	Title:	Chief Financial Officer